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                                                                    Exhibit 4.14



         FIRST AMENDMENT TO DECLARATION OF TRUST, dated as of August 25, 2000 (the "First Amendment to Declaration of Trust"), between AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated), a Delaware corporation, as Sponsor, and The Bank of New York, a new York Banking corporation, not in its individual capacity but solely as trustee (the "Delaware Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Delaware Trustee"), and Stanley B. Tulin, Kevin R. Byrne and Tracey A. Dedrick, each not in his or her individual capacity but solely as trustee (the Property Trustee, Delaware Trustee and each such individual as trustee, collectively the "Trustees").

         WHEREAS, the Sponsor and the Trustees have entered into a Declaration of Trust, dated January 14, 1998, with respect to EQ Capital Trust II (the "Declaration of Trust"); and

         WHEREAS, the Sponsor and the Trustees desire to amend the Declaration of Trust to change the name of EQ Capital Trust II to AXA Financial Capital Trust II;

         NOW THEREFORE, The Sponsor and Trustees hereby agree as follows:

         1. Amendment. Paragraph 1 of the Declaration of Trust will be amended by deleting "EQ Capital Trust II" and inserting in its place "AXA Financial Capital Trust II."

         2. This First Amendment to Declaration of Trust may be executed in one or more counterparts.



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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Declaration of Trust to be duly executed as of the day and year first above written.

                                         AXA Financial, Inc.,
                                         as Sponsor

                                         By: /s/ Stanley B. Tulin
                                             ----------------------------
                                               Name: Stanley B. Tulin
                                               Title: Vice Chairman of the
                                                      Board and Chief
                                                      Financial Oficer

                                         The Bank of New York,
                                         not in its individual capacity
                                         but solely as Property Trustee

                                         By: /s/ Robert A. Massimillo
                                             ----------------------------------
                                               Name: Robert A. Massimillo
                                               Title: Assistant Vice President

                                         The Bank of New York (Delaware),
                                         not in its individual capacity
                                         but solely as Delaware Trustee

                                         By: /s/ William T. Lewis
                                           -------------------------------
                                                Name: William T. Lewis
                                                Title: Senior Vice President

                                           /s/ Stanley B. Tulin
                                           --------------------------------
                                            not in his individual capacity
                                            but solely as Trustee

                                            /s/ Kevin R. Byrne
                                            ------------------------------
                                            not in his individual capacity
                                            but solely as Trustee

                                            /s/ Tracey A. Dedrick
                                            -------------------------------
                                            not in her individual capacity
                                            but solely as Trustee